UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 29, 2009

TRIMAS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-10716	38-2687639
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

39400 Woodward Avenue, Suite 130, Bloomfield Hills, Michigan	48304
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (248) 631-5400

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Senior Secured Notes and Indenture

On December 29, 2009, TriMas Corporation (the “Company”) completed an offering of $250,000,000 aggregate principal amount of its 9.75% Senior Secured Notes due 2017 (the “Senior Secured Notes”) issued under an Indenture, dated as of December 29, 2009, among the Company, the Guarantors named therein (the “Guarantors”) and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Indenture”).

The Senior Secured Notes will mature on December 15, 2017 and interest will accrue at a rate of 9.75% per annum from the date of original issuance and will be payable semi-annually in cash in arrears on June 15 and December 15, commencing on June 15, 2010. The Company at its option may redeem the Senior Secured Notes as follows:

•                  On or after December 15, 2013, some or all may be redeemed at a redemption price of 104.875% of the principal amount thereof if redeemed during the twelve-month period beginning on December 15, 2013, 102.438% of the principal amount thereof if redeemed during the twelve-month period beginning on December 15, 2014, and 100% of the principal amount thereof if redeemed on or after December 15, 2015, plus any accrued and unpaid interest;

•                  Prior to December 15, 2012, up to 35% of all Senior Secured Notes issued under the Indenture may be redeemed with the proceeds from certain equity offerings at a redemption price of 109.750% of the principal amount thereof, plus any accrued and unpaid interest;

•                  Prior to December 15, 2013, all or a part may be redeemed at a price equal to 100% of the principal amount thereof plus a make-whole premium.

Subject to certain exceptions, the Company and its subsidiaries are restricted from incurring additional debt; paying dividends on, redeeming or repurchasing stock; prepaying subordinated debt; creating liens, making specified types of investments, applying net proceeds from certain asset sales or losses, engaging in transactions with affiliates, merging, consolidating or selling substantially all of its assets; and restricting dividends or other payments from subsidiaries. Furthermore, in the event of a change of control as defined in the Indenture, the Company must offer to repurchase the Senior Secured Notes at 101% of the aggregate principal amount of the Senior Secured Notes repurchased, plus any accrued and unpaid interest. In connection with the sale of the Senior Secured Notes, the Company also entered into a security agreement (“Security Agreement”) governing the collateral by which the Senior Secured Notes are secured. Pursuant to the Security Agreement, the Notes and the guarantees thereof (the “Guarantees”) will be secured by a second priority lien on substantially all collateral pledged on a first priority basis to the lenders under the Amended and Restated Credit Agreement, which includes substantially all of the assets of the Company and the Guarantors, subject to certain exceptions and permitted liens.  The Indenture also provides for customary events of default.

The net proceeds of the offering were used, together with other available cash, to repurchase the Company’s outstanding 9 7/8% Senior Subordinated Notes due 2012 pursuant to a cash tender offer.

The foregoing descriptions of the Senior Secured Notes and the Indenture do not purport to be complete and are qualified in their entirety by reference to the Indenture (including the Form of Notes) which is filed as Exhibit 4.1 to this Form 8-K and is incorporated herein by reference.

Sixth Supplemental Indenture

On December 29, 2009, the Company entered into a Sixth Supplemental Indenture among the Company, the Guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Sixth Supplemental Indenture”) in connection with the Company’s cash tender offer for the Company’s 9 7/8% Senior Subordinated Notes due 2012.  Pursuant to the Sixth Supplemental Indenture, all material covenants and certain events of default governing the Company’s 9 7/8% Senior Subordinated Notes due 2012 were removed.

The foregoing description of the Sixth Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the Sixth Supplemental Indenture which is filed as Exhibit 4.2 to this Form 8-K and is incorporated herein by reference.

Amended and Restated Credit Agreement

On January 14, 2010, the Company entered into an amended and restated credit agreement among the Company, TriMas Company LLC, the Subsidiary Term Borrowers party thereto, the Foreign Subsidiary Borrowers party thereto, the Lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative and Collateral Agent, Comerica Bank, as Syndication Agent and J.P. Morgan Securities Inc., as Lead Arranger and Bookrunner (the “Amended and Restated Credit Agreement”).  Pursuant to the Amended and Restated Credit Agreement, the Company’s revolving credit facilities were increased by $5.0 million by the addition of a new $5.0 million Tranche C Revolving Facility.  The Tranche C Revolving Facility has the same terms and conditions as the Tranche A Revolving Facility that matures December 15, 2013 except that it does not participate in letters of credit or swingline loans.

The foregoing description of the Amended and Restated Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Amended and Restated Credit Agreement which is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

Receivables Purchase and Transfer Agreements

On December 29, 2009, the Company entered into a new $75.0 million three year accounts receivable facility among TSPC, Inc., as Transferor, the Company, as Collection Agent, TriMas Company LLC, as Guarantor, the persons party thereto from time to time as Purchasers and Wachovia Bank, National Association, as Administrative Agent (the “Accounts Receivable Facility”).

The Company currently estimates that its availability under the Accounts Receivable Facility as of September 30, 2009 would have been between $38.0 million and $41.5 million.  Because availability under the Accounts Receivable Facility is expected to vary depending on the value of the Company’s eligible accounts receivable and customary reserves, the Company’s availability may increase or decrease from time to time relative to the amount that would have been available as of September 30, 2009.  The Company estimates that over the twelve months ended September 30, 2009, its availability under the Accounts Receivable Facility would have varied between $38.0 million and $70.0 million.  Advances under the facility will initially bear discount at a per annum rate of LIBOR plus an applicable margin of 3.25%.  The Company expects that the Accounts Receivable Facility will be accounted for as an off-balance sheet arrangement in 2009, however as a result of certain changes in GAAP to be implemented on January 1, 2010, it expects that the Accounts Receivable Facility will be accounted for as an on-balance sheet arrangement thereafter.

The foregoing descriptions of the Amended and Restated Receivables Purchase Agreement and the Receivables Transfer Agreement do not purport to be complete and are qualified in their entirety by reference to the Amended and Restated Receivables Purchase Agreement and the Receivables Transfer Agreement which are filed as Exhibits 10.2 and 10.3, respectively, to this Form 8-K and are incorporated herein by reference.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

(a)  See Item 1.01 above under the headings “The Senior Secured Notes and Indenture,” “The Amended and Restated Credit Agreement,” and the “Receivables Purchase and Transfer Agreements,” each of which is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

On January 14, 2010, TriMas Corporation (the “Corporation”) issued a press release announcing that it has concluded the final step of its previously announced refinancing activities with the completion of the cash tender offer for its outstanding 9 7/8% Senior Subordinated Notes due 2012. The full text of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The Corporation is furnishing the information in this Item 7.01 of this Current Report on Form 8-K and in Exhibit 99.1 to comply with Regulation FD. Such information, including the accompanying Exhibit 99.1 shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act “), or otherwise subject to the liabilities of that Section. The information in this Item 7.01 of this Current Report on Form 8-K, including the accompanying Exhibit 99.1 shall not be deemed incorporated by reference into any filing under the Exchange Act regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits

(d)  The following Exhibits are deemed filed or furnished, as applicable, with this Current Report on Form 8-K:

Exhibit 4.1 — Indenture, dated as of December 29, 2009, among TriMas Corporation, the Guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as Trustee (including the Form of Note)

Exhibit 4.2  — Sixth Supplemental Indenture, dated as of December 29, 2009, among TriMas Corporation, the Guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as Trustee

Exhibit 10.1  — Credit Agreement, dated as of June 6, 2002, as amended and restated as of August 2, 2006, as further amended and restated as of December 16, 2009, as further amended and restated as of January 13, 2010, among TriMas Corporation, TriMas Company LLC, the Subsidiary Term Borrowers party thereto, the Foreign Subsidiary Borrowers party thereto, the Lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative and Collateral Agent, Comerica Bank, as Syndication Agent and J.P. Morgan Securities Inc., as Lead Arranger and Bookrunner

Exhibit 10.2  — Amended and Restated Receivables Purchase Agreement, dated as of December 29, 2009, among TriMas Corporation, the Sellers named therein and TSPC, Inc., as Purchaser

Exhibit 10.3  — Receivables Transfer Agreement, dated as of December 29, 2009, among TSPC, Inc., as Transferor, TriMas Corporation, as Collection Agent, TriMas Company LLC, as Guarantor, the persons party thereto from time to time as Purchasers and Wachovia Bank, National Association, as Administrative Agent

Exhibit 99.1 — Press Release issued by TriMas Corporation on January 14, 2010 (furnished solely for purposes of Item 7.01 of this Current Report on Form 8-K)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIMAS CORPORATION

Date: January 15, 2010	By:	/s/ Joshua A. Sherbin
	Name:	Joshua A. Sherbin
	Title:	Vice President, General Counsel and Secretary